Exhibit 99.1

FOR IMMEDIATE RELEASE

UU TO DELIST FROM NEW YORK STOCK EXCHANGE

Warrington – June 5, 2007 – United Utilities PLC (NYSE : “UU”)(the “Company”) Further to the press release issued by the Company on 30th May 2007, United Utilities PLC (NYSE : “UU”) hereby announces that it has formally notified the New York Stock Exchange (“NYSE”) of its intention to withdraw its American depositary shares (CUSIP: US91311Q1058)(the “ADSs”) and its ordinary shares (the “Shares”) from listing on the NYSE and registration under Section 12(b) of the Exchange Act.

The Company is chosing to delist and deregister its ADSs and Shares due to the low number of outstanding ADSs, the fact that the ADSs are not widely held in the United States and the low trading volume in its ADSs. Due to the foregoing, the Company also believes that the administrative costs of maintaining the listing and costs of complying with U.S. federal securities laws are no longer justified. Subsequent to such delisting and deregistration, the Shares will continue to be listed on the London Stock Exchange. The ADSs will not be so listed but will be eligible for trading over-the-counter.

For further information, please contact:

Paul Davies, Acting Company Secretary, tel. + 44 (0) 1925 237071

Darren Jameson, Investor Relations Manager, tel. + 44 (0) 1925 237033

FOR IMMEDIATE RELEASE

UU TO DELIST FROM NEW YORK STOCK EXCHANGE

Warrington – [June 25, 2007] – United Utilities PLC (NYSE : “UU”) announces today that it has filed with the U.S. Securities and Exchange Commission the requisite form to terminate its registration under the U.S. Securities Exchange Act of 1934. UU had previously filed to withdraw its American depositary shares (CUSIP: US913111Q1058)(the “ADSs”) and its ordinary shares (the “Shares”) from listing on the New York Stock Exchange (“NYSE”) and registration under Section 12(b) of the Exchange Act.

The Company is chosing to delist its ADSs and Shares and deregister due to the low number of outstanding ADSs, the fact that the ADSs are not widely held in the United States and the low trading volume in its ADSs. Due to the foregoing, the Company also believes that the administrative costs of maintaining the listing and costs of complying with U.S. federal securities laws are no longer justified. Subsequent to such delisting and deregistration, the Shares will continue to be listed on the London Stock Exchange. The ADSs will not be so listed but will be eligible for trading over-the-counter.

For further information, please contact:

Paul Davies, Acting Company Secretary, tel. + 44 (0) 1925 237071

Darren Jameson, Investor Relations Manager, tel. + 44 (0) 1925 237033